UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
August 29, 2025
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Phreesia, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38977 (Commission File Number)	20-2275479 (I.R.S. Employer Identification Number)
1521 Concord Pike, Suite 301 PMB 221
Wilmington, Delaware 19803
(Address of principal executive offices and zip code)

(888) 654-7473
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On August 29, 2025, Phreesia, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ace Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), AccessOne Parent Holdings, Inc., a Delaware corporation (“AccessOne”), and a representative of AccessOne's equityholders (the “Representative”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub shall merge with and into AccessOne, with AccessOne continuing as the surviving corporation (the “Surviving Corporation”) and becoming a wholly owned subsidiary of the Company (the “Merger”).
Merger Consideration. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of preferred stock, par value $0.0001 per share of AccessOne (each, a “Preferred Share”) and each share of common stock, par value $0.0001 per share of AccessOne (each, a “Common Share” and together with the Preferred Share, a “Share”), issued and outstanding as of immediately prior to the Effective Time (other than (i) any Shares held by AccessOne as treasury stock, (ii) any Shares held by AccessOne’s subsidiaries, (iii) any Shares held by the Company, Merger Sub or their respective subsidiaries and affiliates, and (iv) any Shares held by holders who have appraisal rights that have been properly exercised, and not subsequently withdrawn, lost or failed to be perfected) will automatically be cancelled and converted into the right to receive cash equal to a portion of the Closing Merger Consideration and any additional Merger consideration provided for under the Merger Agreement (the “Additional Merger Consideration”), provided, however, that no holder of Shares is entitled to receive a portion of the Closing Merger Consideration and any Additional Merger Consideration unless such holder executes and delivers to the Company a Support Agreement (as defined below) and a Letter of Transmittal. Closing Merger Consideration shall mean $160 million, subject to adjustments pursuant to the terms and conditions of the Merger Agreement.
Treatment of Equity Awards and Warrants. At the Effective Time: (i) each option to purchase Common Shares granted under the Company’s equity plans (each, an “Option”) that is issued and outstanding will be cancelled and all Options (whether vested or unvested) will be accelerated and converted into the right to receive cash equal to a portion of the Closing Merger Consideration and any Additional Merger Consideration, less applicable withholding taxes, provided, however, that no holder of Options is entitled to receive any portion of the Closing Merger Consideration and any Additional Merger Consideration unless such holder timely executes and delivers to AccessOne an Option Cancellation Agreement; and (ii) the outstanding warrants to purchase Common Shares (the “Warrants”) that are issued and outstanding will be cancelled pursuant to a Warrant Surrender Agreement and converted into the right to receive cash equal to a portion of the Closing Merger Consideration and any Additional Merger Consideration.
Board Approval. The Board of Directors of the Company (the “Board”) has unanimously: (i) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger; and (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, were fair to, and in the best interests of, the Company and the stockholders of the Company.
Exclusive Dealing. From the date of the Merger Agreement through the closing or the earlier termination of the Merger Agreement (as discussed below), AccessOne, its equityholders and the Representative have agreed (i) not to solicit, encourage, initiate or engage in discussions or negotiations with, or provide any information to and (ii) to terminate all existing discussions or negotiations with, or provision of information to, in each case, any third party concerning any issuance or purchase of the Shares or any recapitalization, refinancing, business combination, merger, consolidation or sale or license of all or substantially all of the assets of AccessOne and its subsidiaries or similar transactions involving the Company (an “Acquisition Transaction”). During the same period of time, AccessOne, its equityholders and the Representative have also agreed not to provide any nonpublic information regarding AccessOne and its subsidiaries (including the Merger Agreement or other materials containing the Company’s proposal) to any other person or enter into any Acquisition Transaction or any agreement, memorandum of understanding, letter of intent or similar document or arrangement relating thereto. AccessOne has also agreed not to release any third party from the confidentiality provisions of any agreement to which AccessOne or any subsidiary thereof is a party and which was entered into in connection with the Acquisition Transaction. AccessOne is required, within twenty-four (24) hours, to notify the Company if AccessOne, the Representative or any equityholder of AccessOne receives, after the date of the Merger Agreement, any proposal or offer regarding an Acquisition Transaction or any indications of interest or requests for information in respect of an Acquisition Transaction, including any updates or modifications thereto.
Restrictive Covenants. In connection with the execution of the Merger Agreement, certain equityholders of AccessOne, including members of AccessOne’s management team, entered into restrictive covenant agreements with effectiveness upon closing, providing for customary non-competition, non-solicitation, no-hire, non-interference, non-disparagement, and non-disclosure obligations.
Representations, Warranties and Covenants. The Merger Agreement contains customary representations and warranties from the parties, and each party has agreed to customary covenants, including, among others, covenants relating to: (i) the conduct of business during the interim period between the execution of the Merger Agreement and the Effective Time (including restrictions on the Company’s ability to take certain actions, such as amendments to governing documents, issuing securities, consummating acquisitions and mergers, entering or abandoning existing lines of business, among others); and (ii) the obligation to use reasonable best efforts to (a) preserve the present business organization of AccessOne and its subsidiaries, conduct the operations of AccessOne and its subsidiaries in compliance with applicable laws, preserve the assets and properties of AccessOne and its subsidiaries in good repair and condition, retain the services of the executive officers and key employees of AccessOne and its subsidiaries, (b) maintain in effect all material permits of AccessOne and its subsidiaries, (c) manage the working capital and the amount of deferred revenues in the ordinary course of business consistent with past practice of AccessOne and its subsidiaries, (d) continue to make capital expenditures consistent with the business plan and budget of AccessOne and its subsidiaries that was provided to the Company, and (e) not take (or omit to take) any action which would reasonably be expected to result in a Material Adverse Effect (as defined therein). In connection with the execution of the Merger Agreement, the Company bound a buyer side representation and warranty insurance policy with respect to the representations and warranties of AccessOne in the Merger Agreement.
Indemnification. The Merger Agreement provides customary indemnification rights and obligations by each of the parties thereto.
Closing Conditions. Consummation of the Merger is subject to certain customary conditions, including, among others: (i) the receipt of a written consent executed and delivered by (a) the holders of a majority of the Common Shares issued or issuable upon conversion of the Preferred Shares (voting together as a single class and on an as-converted to Common Shares basis) and (b) the holders of a majority of the Preferred Shares issued and outstanding (voting as a single class on an as-converted to Common Shares basis) to adopt the Merger Agreement, effect the Merger and consummate the other transactions contemplated thereunder (the “Requisite Stockholder Approval”); (ii) the waiting period applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), will have expired (or early termination will have been granted) or required approval under the HSR Act will have been received; (iii) no order has been entered and not withdrawn, threatened or pending which would (a) prevent the performance of the Merger Agreement or the consummation the transactions contemplated thereunder, (b) declare unlawful the transactions contemplated thereunder or (c) cause such transactions to be rescinded; (iv) each parties’ representations and warranties are accurate, subject to customary de minimis and materiality standards; (v) each party shall have performed in all material respects its obligations under the Merger Agreement; and (vi) other customary closing conditions. Additionally, the Company and Merger Sub’s obligation to close the Merger is subject to the condition that there has not occurred a Material Adverse Effect since the date of the Merger Agreement.

Termination; Termination Fees. The Merger Agreement provides for certain termination rights, including, among others, the right of the parties to terminate the Merger Agreement (i) by mutual written consent, (ii) if the transactions contemplated under the Merger have not been consummated as of March 2, 2026 (the “Outside Date”), (iii) if the Requisite Stockholder Approval is not delivered to the Company within one business day of the execution of the Merger Agreement (which has been timely delivered as of the date of this report), (iv) if there is any final and non-appealable law or order that restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by the Merger Agreement, and (v) if the other party breaches its covenants, representations or warranties and such breach or failure to perform would result in the failure of a closing condition in favor of the other party, in each case, subject to a cure period set forth in the Merger Agreement. In addition, the Merger Agreement may be terminated by the Company if at any time prior to the Outside Date, the Debt Financing Sources (as defined in the Merger Agreement) have not consummated the financing, as contemplated by the Debt Commitment Letter (as defined in the Merger Agreement) or have informed the Company that they do not intend to consummate the financing and the Company is unable to secure any Alternative Financing (as defined in the Merger Agreement). The Merger Agreement further provides that, upon termination of the Merger Agreement under certain specified circumstances, the Company will be required to pay AccessOne, as the sole and exclusive remedy, a cash termination fee, including in the case of termination by the Company as a result of the financing contemplated by the Merger Agreement not being consummated (unless due to breach by AccessOne, its equityholders or the Representative), or in the case of termination by the Representative, if the Company willfully fails to consummate the closing of the transactions contemplated by the Merger Agreement when the Company is obligated to do so.
Financing Commitment. In connection with, and concurrently with entry into, the Merger Agreement, Phreesia entered into a debt commitment letter which provides for a new senior secured bridge loan facility, subject to the satisfaction of certain conditions.
Support and Joinder Agreement
Concurrently with the execution and delivery of the Merger Agreement, and as a condition to Closing of the transactions contemplated thereby, certain holders who collectively represent at least 92% of the issued and outstanding Shares have entered into Support and Joinder Agreements (each, a “Support and Joinder Agreement”), dated August 29, 2025, with the Company and AccessOne. Pursuant to the Support Agreements, such holders have agreed, among other things, to vote all Securities (as defined therein) entitled to be voted (i) against any amendment to the governing documents of AccessOne, (ii) in favor of the Merger, the Transaction Documents (as defined in the Merger Agreement) and the other transactions contemplated thereunder, (iii) against any proposal, amendment or matter or agreement that would impede or prevent the Merger Agreement, the Merger, any of the other transactions contemplated under the Merger Agreement or the Support and Joinder Agreement or change the voting rights of any class of Shares, (iv) against any proposed Acquisition Transaction with any third party, (v) against any change in a majority of the board of directors of AccessOne, and (vi) against any material change in the capitalization of AccessOne or its corporate structure. The Support Agreements terminate upon the earlier of (i) the termination of the Merger Agreement and (ii) mutual consent of the parties thereto.
The foregoing description of the Merger Agreement and the Support and Joinder Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and the form of Support and Joinder Agreement, copies of which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01. The Merger Agreement and the Support Agreements are incorporated herein by reference to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual or financial information about the Company, Merger Sub, AccessOne, the Representative or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in each of the Merger Agreement and the Support Agreements: (a) were made only for purposes of the respective agreement and as of specific dates; (b) were solely for the benefit of the parties to the Merger Agreement and the Support Agreements, as

applicable; (c) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement and the Support Agreements instead of establishing those matters as facts; and (d) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub, AccessOne, the Representative or any of their respective subsidiaries or affiliates.
Item 2.02 Results of Operations
On September 4, 2025, the Company announced its financial results for the fiscal quarter ended July 31, 2025 by issuing a stakeholder letter (the "Letter") and a press release. Copies of the press release and the Letter are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.
The information furnished under this Item 2.02 and in the accompanying Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”), as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 7.01 Regulation FD
On September 4, 2025, the Company issued a press release announcing its entry into a definitive agreement to acquire AccessOne (the "AccessOne Acquisition"). A copy of the press release is furnished as Exhibit 99.3 to this report and incorporated herein by reference.
The information furnished under this Item 7.01 and in the accompanying Exhibit 99.3 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Forward Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements about the AccessOne Acquisition, and are generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including, but not limited to: our ability to effectively manage our growth and meet our growth objectives; our focus on the long-term and our investments in growth; the ability of the parties to consummate the AccessOne Acquisition in a timely manner or at all; satisfaction of the conditions precedent to consummation of the AccessOne Acquisition, including the ability to secure required consents and regulatory approvals in a timely manner or at all; the ability to obtain funding for the AccessOne Acquisition; the ability to integrate operations or realize any operational or corporate synergies and other benefits from the AccessOne Acquisition; our ability to make accurate predictions about our industry and addressable market; and other general, market, political, economic and business conditions (including from the change in U.S. presidential administration, tariff and trade issues, and the warfare and/or political and economic instability in Ukraine, the Middle East or elsewhere). The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those listed or described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in its Annual Report on Form 10-Q for the fiscal quarter ended July 31, 2025, which will be filed with the SEC following this Current Report on Form 8-K. Forward-looking statements speak only as of the date on which the statements are made. The Company undertakes no obligation to update, and expressly disclaims the obligation to update, any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

NUMBER	DESCRIPTION
2.1#* **	Agreement and Plan of Merger, dated as of August 29, 2025, by and among Phreesia, Inc., Ace Merger Sub, Inc., AccessOne Parent Holdings, Inc. and the Representative named therein.
10.1#	Form of Support and Joinder Agreement, by and among Phreesia, Inc., AccessOne Parent Holdings, Inc. and the person set forth on the signature page thereto.
99.1	Earnings press release, dated September 4, 2025
99.2	Stakeholder letter, dated September 4, 2025
99.3	Press release relating to the entry into a definitive agreement to acquire AccessOne, dated September 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
# Filed herewith
* Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.
** Certain portions of the exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because they are both (i) not material to investors and (ii) is the type that the registrant treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of this exhibit and its materiality and privacy or confidentiality analyses to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2025	Phreesia, Inc.

	By:	/s/ Balaji Gandhi
	Name:	Balaji Gandhi
	Title:	Chief Financial Officer